QUARTERLY REPORT

for the period ended 31 March 2012

HIGHLIGHTS

FINANCIAL

-	Gas produced for sale up 6% from previous quarter to 60,479 Mcf

-	Oil production up 25% from previous quarter to 23,833 barrels

-	Cash receipts from debtors for the quarter was US$1.9 million

-	Estimated revenue from oil and gas sales up 25% from the previous quarter to US$2.4 million

-	Refund of previous income taxes paid of US$2.9 million

-	A closing cash balance for the quarter of US$31.4 million

OPERATIONAL

-	A jet pump has been installed on the Defender US33 #2-29H well in Goshen County, WY to alleviate gas locking and sanding issues that were experienced with the traditional pump jack that has been on the well since inception. The well produced 5,238 barrels of oil prior to this new workover operation. The well produced as high as 288 BOPD.

-	The Australia II 12KA 6, #1-29H well in Roosevelt County, MT has been fracture-stimulated and is currently waiting on construction of production facilities. Approximately 600 barrels of oil were produced during drill-out operations before the well was shut-in for facilities to be built. This operation should be completed over the next two weeks.

-	The Gretel II 12KA 3 #1-30H well in Roosevelt County, MT has been drilled and fracture stimulated. A workover rig on the well is currently drilling out frac plugs.

-	Preparations to spud Sprit of America US34 #2-29 are advanced with the Frontier Rig 11 on site. The well will spud on or around May 1 following the completion of its existing well for another operator.

-	The North Dakota Industrial Commission approved the spacing order request for North Stockyard allowing for the drilling of four in-fill locations.

LAND

-	Samson’s current land position in the Hawk Springs projects stands at 18,580 net acres after assuming that our farm-in partner exercises their option to drill the second farm-in well.

-	Samson’s current land position in the Roosevelt Project is 23,000 acres (subject to FPEC’s back-in right) and is most likely to be a net 31,000 acres (should Samson elect to exercise its current option and FPEC elect its back-in right) with potential to grow that position to a net 35,000 acres with additional leasing activity.

SAMSON OIL & GAS LIMITED

March 2012 Quarterly Report

DRILLING PROGRAMME 2012

Roosevelt Project, Roosevelt County, Montana

Mississippian Bakken Formation, Williston Basin

Australia II 12 KA 6 and Gretel II 12 KA 3

Samson 100% Working Interest (subject to a 33.34% back-in)

The Australia II 12 KA 6 well and the Gretel II 12 KA 3 well have both been drilled and fracture stimulated. Oil has been discovered at both locations. The Australia II 12 KA 6 well is currently shut-in after producing around 600 barrels of oil during drill-out and flow-back operations. The well is waiting on production facilities to be built.

A workover rig is currently drilling out the frac plugs on the Gretel II 12 KA 3 well. The frac plug and perforating gun have been recovered from the vertical part of the hole and 5 of the 19 frac plugs have been drilled out. The well will subsequently be flowed back. Following the flow back, production facilities will be built on site. This is expected to occur over the next few weeks.

If commercial production is established at Australia II 12 KA 6 or Gretel II 12 KA 3, a development program would commence and include the drilling of the Australia III 12 KA 9 well (permitted),the Australia IV 12 KA 16 well (permitted and surface casing set), or a new location yet to be named.

Hawk Springs Project, Goshen County, Wyoming

Cretaceous Niobrara Formation, Northern D-J Basin

Magic US38 #1-18H

Samson 37.5% Working Interest

Pending economic production results from the Defender US33 #2-29H well, a longer 9,000+ foot lateral in the Niobrara is currently being planned. Samson has recently requested a hearing at the WYOGC to allow for 1280 acre well spacing in order to drill such a well.

Hawk Springs Project, Goshen County, Wyoming

Wildcat (Exploratory) targets in the Permian & Pennsylvanian, Northern D-J Basin

Spirit of America US34 #2-29

Samson 100% Working Interest

The Spirit of America US34 #2-29 well will spud on or about 1 May. This 11,000’ vertical well will test two targets in the Lower Permian and Pennsylvanian age rocks. The Company previously attempted to test these targets, but was unsuccessful in doing so due to drilling difficulties in the Permian salt section. A larger, more powerful top-drive rig combined with a heavy weighted oil-based mud and an intermediate casing string set over the salt and bubble gum shale section should enable Samson to reach these targets.

SAMSON OIL & GAS LIMITED

March 2012 Quarterly Report

PROJECTS

Roosevelt Project, Roosevelt County, Montana

Mississippian Bakken Formation, Williston Basin

Samson (Initially 100% subject to a 33.34% back-in)

Samson owns approximately 23,000 acres of leasehold (subject to a 33.4% back in) in the Roosevelt Project and retains the option to acquire additional acreage within the project area, which on a most likely case basis will result in Samson having a net acreage position of 31,000 acres after a back in has been exercised.

-	The first two initial wells, Australia II 12 KA 6 and Gretel II 12 KA 3, are 4,500 foot laterals in the middle Bakken Formation. The Australia II well was drilled in the 4th quarter of 2011 to a depth of 14,972 feet and the Gretel II well was drilled in January/February of 2012 to a depth of 15,555 feet. Good gas and oil shows were recorded on the mudlogs while drilling through the Middle Member of the Bakken Formation in both wells. . The Australia II and Gretel II wells have both been fracture-stimulated using a multi-stage, external casing packer completion technique. Approximately 600 barrels of oil were produced from the Australia II well during plug drill-out and flow-back operations before the well was shut-in for facilities to be built. A workover rig is currently drilling out the frac plugs on the Gretel II well and will subsequently be flowed back.

Following 90 days of consistent production (defined as production in economic quantities for at least 20 days each month) from the two initial appraisal wells, Samson’s partner in the project area, Fort Peck Energy (FPEC), will have the option to back into a 33.34% position in the wells and land by reimbursing Samson’s acreage and drilling costs to the extent of that equity. In such an event, Samson will have a 66.66% working interest and a 53.34% net revenue interest.

FPEC is owned by North American Resource Partners (NARP) and the Assiniboine and Sioux Tribes. NARP is a portfolio company of Quantum Energy Partners, a private equity fund with substantial experience in energy transactions with Indian Nations. While Samson is not part of FPEC or NARP, the importance of having the Fort Peck Tribes as equity partners, albeit indirectly, was an important part of Samson’s decision to invest in the Roosevelt Project.

SAMSON OIL & GAS LIMITED

March 2012 Quarterly Report

Abercrombie 1-10H (RICHLAND COUNTY, MONTANA, SSN WI 0.75%)

All 29 frac plugs have been drilled out of the Abercrombie well and is currently waiting to be placed on production. 9,906 barrels of load water and 18 barrels of oil were produced during flow-back operations prior to the well being shut-in for production facilities to be built.

Riva Ridge 6-7-33-56H (SHERIDAN COUNTY, MONTANA - SSN WI 0.76%)

The Riva Ridge well has been drilled, but not fracked. The fracking will likely occur in late May. Currently all well information is being held confidential by the operator.

North Stockyard Oilfield, Williams County, North Dakota

Mississippian Bakken Formation, Williston Basin

Samson various Working Interests

Samson has seven producing wells in the North Stockyard Field. These wells are located in Williams County, North Dakota, in Township 154N Range 99W.

1.	The Harstad #1-15H well (34.5% working interest) averaged 13 BOPD and 1 Mcf/D for the quarter from the Mississippian Bluell Formation. The well has performed below expectations with a cumulative gross production of 96 MSTB and 82 MMcf.

2.	The Leonard #1-23H well (10% working interest, 37.5% after non-consent penalty) averaged 41 BOPD and 75 Mcf/D during the quarter. This well was drilled as a horizontal lateral into the highly productive middle member of the Bakken Formation. To date, the Leonard #1-23H well has produced approximately 94 MSTB and 94 MMcf.

3.	The Gene #1-22H well (30.6% working interest) produced at an average daily rate of 119 BOPD and 136 Mcf/D during the quarter. The well was down for 23 days during the quarter. The cumulative production to date is approximately 114.5 MSTB and 127 MMcf.

4.	The Gary #1-24H (37% working interest) well averaged 107 BOPD and 175 Mcf/D during the quarter. The cumulative production to date is approximately 111 MSTB and 178 MMcf.

5.	The Rodney #1-14H (27% working interest) well produced at an average daily rate of 128 BOPD and 216 Mcf/D during the quarter. The cumulative production to date is approximately 75.5 MSTB and 94.5 MMcf.

6.	Earl #1-13H (32% working interest) well produced at an average daily rate of 218 BOPD and 338 Mcf/D during the quarter. Cumulative production to date is approximately 116 MSTB and 155 MMcf.

7.	The Everett #1-15H (26% working interest) well was the sixth Bakken well drilled in the North Stockyard Field. The Everett well produced at an average daily rate of 416 BOPD and 537 Mcf/D during the quarter. Cumulative production to date is approximately 32 MSTB and 41.5 MMcf.

Sabretooth Gas Field, Brazoria County Texas

Oligocene Vicksburg Formation, Gulf Coast Basin

Samson 12.5% Working Interest

Production for the Davis Bintliff #1 well averaged 3.0 MMcf/D and 30 BOPD for the quarter. The well was choked-back from a 10/64” choke (where it was making 4.3 Mmcf/D) to an 8/64” choke (where it is now making 2.6 Mmcf/D) during the quarter due to depressed gas prices. Cumulative production to date is approximately 4.5 Bscf and 53 MBO.

SAMSON OIL & GAS LIMITED

March 2012 Quarterly Report

Diamondback Prospect, Jefferson County Texas

Oligocene Marginulina Frio Sandstone, Gulf Coast Basin

Due to depressed gas prices, the Diamondback #1 well has been put on hold until market conditions for natural gas prices improve. The well will be located in Jefferson County, Texas approximately 9.5 miles south of the town of Fannett. The well has been permitted to a depth of 8,900 feet to test a bright spot anomaly in the prolific Oligocene Marginulina Frio sand.

State GC Oil and Gas Field Lea County New Mexico

Permian Bone Spring Formation, Western Permian Basin

Samson 27% Working Interest

The State GC oil and gas field is located in Lea County, New Mexico, and includes two wells, which produced at an average rate of 46 BOPD and 82.5 Mcf/D. This rate is expected to increase after the Permian Bone Spring Formation interval in the State GC#2 well is fracture stimulated. This operation has been delayed because of a change in operatorship of the wells.

10B

Hawk Springs Project, Goshen County, Wyoming

Cretaceous Niobrara Formation & Permo-Penn Project, Northern D-J Basin

Samson 100% to 37.5% Working Interest

Samson is continuing to evaluate production data from the Defender US33 #2-29H well to determine the validity for drilling a new Niobrara well, the Magic US38 #1-18H. Production to date has occurred from the traditional rod pump method that has been inefficient in handling gas and sand produced with the oil. The current workover, which involves the installation of a jet-pump, will help alleviate these issues and hopefully lead to the drilling of additional wells. The core data has been analyzed and confirms that the Niobrara Formation is well within the oil maturity window at our Defender well location as well as over the majority of Samson’s acreage position. This information along with our recent production is encouraging.

The Spirit of America replacement well, Spirit of America US34 #2-29, will spud on or about on 1 May to test the Permian and Pennsylvanian age targets delineated from Samson’s North Platte 3-D seismic survey. Samson has mapped numerous similar prospects within its 3D seismic area that will allow for substantial follow up to this well.

Samson has two contiguous areas in the Hawk Springs Project. One of the areas is a joint venture with a private company and is subject to the Halliburton Joint Venture (HJV). Post completion of the Halliburton farmin, Samson will have a net 5,260 acres and outside of the HJV area Samson has a net 13,320 acres, amounting to total net acreage of 18,580 acres. Within the HJV area, Samson will remain Operator; however, Halliburton will be providing project management services along with regular oil field services to effect the drilling, completion and fracture stimulation of the wells drilled.

Harrod Oilfield, Campbell County, Wyoming

Pennsylvanian Minnelusa Formation, Powder River Basin

Samson 25% working interest

The Harrod 4-2 well has been producing steadily and has averaged 8.6 BOPD for the quarter.

SAMSON OIL & GAS LIMITED

March 2012 Quarterly Report

PRODUCTION

Estimated net production by Project for the March 2012 quarter is as follows

	OIL – Bbls	GAS - Mcf	BOE
North Stockyard	19,274	25,590	23,539
Hawk Springs	1,598	-	1,598
Other	2,961	34,889	8,776
Total	23,833	60,479	33,913

Estimated daily net production by Project for the March 2012 quarter is as follows:

	OIL – Bbls	GAS - Mcf	BOE
North Stockyard	214	284	262
Hawk Springs	18	-	18
Other	33	388	98
Total	265	672	377

Estimated net production and revenue

	OIL Bbls	OIL US$	Gas Mcf	GAS US$	TOTAL US$
December 2011 Quarter	19,004	1,620,637	57,086	275,607	$1,896,244
March 2012 Quarter	23,833	2,170,552	60,479	212,998	$2,383,550

Average commodity prices:

	GAS US$/Mcf	OIL US$/Bbl
December 2011 Quarter	$4.83	$85.28
March 2012 Quarter	$3.52	$91.07

In some cases revenue is yet to be received and is therefore an estimate

FINANCIAL

Treasury management

Given that Samson’s business is conducted in the US, the Directors determined that the company’s cash balance should be maintained largely in that currency. In order to diversify the deposit risk, a treasury management policy was adopted such that the cash was distributed as follows:

Bank of the West (Samson’s trading bank) US$6,515,120

Bank of New York Mellon US$9,017,227

National Australia Bank US$10,028,031

National Australia Bank A$5,633,070

Foreign Exchange Rates

The closing A$:US$ exchange rate on 31 March 2012 was 1.0402. The average A$:US$ exchange rate for the quarter was 1.0543.

SAMSON OIL & GAS LIMITED

March 2012 Quarterly Report

The Company’s cash position at 31 March 2012 was as follows:

US$ (‘000’s)
Cash at bank and on deposit	:	31,419

For and on behalf of the Board of SAMSON OIL & GAS LIMITED	For further information please contact Denis Rakich, Company Secretary, on 08 9220 9882

TERRY BARR Managing Director

Information contained in this report relating to hydrocarbon reserves was compiled by the Managing Director of Samson Oil & Gas Ltd., T M Barr a Geologist who holds an Associateship in Applied Geology and is a fellow of the Australian Institute of Mining and Metallurgy who has 30 years relevant experience in the oil & gas industry.

30 April 2012

SAMSON OIL & GAS LIMITED

March 2012 Quarterly Report

Rule 5.3

Appendix 5B

Mining exploration entity quarterly report

Introduced 01/07/96 Origin Appendix 8 Amended 01/07/97, 01/07/98, 30/09/01, 01/06/10, 17/12/10

Name of entity
Samson Oil and Gas Limited

ABN	Quarter ended (“current quarter”)
25 009 069 005	31 March 2012

Consolidated statement of cash flows

Cash flows related to operating activities		Current quarter $US’000	Year to date (9.months) $US’000
1.1	Receipts from product sales and related debtors	1,936	6,423
1.2	Payments for (a) exploration & evaluation (b) development (c) production (d) administration	(13,810) (136) (743) (1,735)	(28,152) (2,161) (1,825) (4,853)
1.3	Dividends received	-	-
1.4	Interest and other items of a similar nature received	89	285
1.5	Interest and other costs of finance paid	-	-
1.6	Income taxes paid	2,984	2,944
1.7	Other (provide details if material)	138	138
	Net Operating Cash Flows	(11,277)	(27,201)
	Cash flows related to investing activities
1.8	Payment for purchases of: (a) prospects (b) equity investments (c) other fixed assets	- - -	- - (54)
1.9	Proceeds from sale of: (a) prospects (b) equity investments (c) other fixed assets	- - 14	- - 14
1.10	Loans to other entities	-	-
1.11	Loans repaid by other entities	-	-
1.12	Other (provide details if material)	-	-
	Net investing cash flows	14	(40)
1.13	Total operating and investing cash flows (carried forward)	(11,263)	(27,241)

SAMSON OIL & GAS LIMITED

March 2012 Quarterly Report

1.13	Total operating and investing cash flows (brought forward)	(11,263)	(27,241)
	Cash flows related to financing activities
1.14	Proceeds from issues of shares, options, etc.	119	415
1.15	Proceeds from sale of forfeited shares	-	-
1.16	Proceeds from borrowings	-	-
1.17	Repayment of borrowings	-	-
1.18	Dividends paid	-	-
1.19	Other (provide details if material)	-	-
	Net financing cash flows	119	415
	Net increase (decrease) in cash held	(11,144)	(26,826)
1.20	Cash at beginning of quarter/year to date	42,404	58,448
1.21	Exchange rate adjustments to item 1.20	159	(203)
1.22	Cash at end of quarter	31,419	31,419

Payments to directors of the entity and associates of the directors

Payments to related entities of the entity and associates of the related entities

		Current quarter $US'000
1.23	Aggregate amount of payments to the parties included in item 1.2	180
1.24	Aggregate amount of loans to the parties included in item 1.10	-
1.25	Explanation necessary for an understanding of the transactions
	Monies paid to Directors for salary and fees

Non-cash financing and investing activities

2.1	Details of financing and investing transactions which have had a material effect on consolidated assets and liabilities but did not involve cash flows

2.2	Details of outlays made by other entities to establish or increase their share in projects in which the reporting entity has an interest

SAMSON OIL & GAS LIMITED

March 2012 Quarterly Report

Financing facilities available

Add notes as necessary for an understanding of the position.

		Amount available $US’000	Amount used $US’000
3.1	Loan facilities	-	-
3.2	Credit standby arrangements	-	-

Estimated cash outflows for next quarter

		$US’000
4.1	Exploration and evaluation	5,000
4.2	Development	-
4.3	Production	372
4.4	Administration	1,500
	Total	6,872

Reconciliation of cash

Reconciliation of cash at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts is as follows.		Current quarter $US’000	Previous quarter $US’000
5.1	Cash on hand and at bank	6,817	882
5.2	Deposits at call	24,602	41,522
5.3	Bank overdraft	-	-
5.4	Other (provide details)	-	-
	Total: cash at end of quarter (item 1.22)	31,419	42,404

Changes in interests in mining tenements

		Tenement reference	Nature of interest (note (2))	Interest at beginning of quarter	Interest at end of quarter
6.1	Interests in mining tenements relinquished, reduced or lapsed
6.2	Interests in mining tenements acquired or increased

SAMSON OIL & GAS LIMITED

March 2012 Quarterly Report

Issued and quoted securities at end of current quarter – all reference to option exercise price is in AUSTRALIAN DOLLARS

Description includes rate of interest and any redemption or conversion rights together with prices and dates.

		Total number	Number quoted	Issue price per security (see note 3) (Australian cents)	Amount paid up per security (see note 3) (Australian cents)
7.1	Preference +securities (description)
7.2	Changes during quarter (a) Increases through issues (b) Decreases through returns of capital, buy-backs, redemptions
7.3	+Ordinary securities	1,758,622,297	1,758,622,297
7.4	Changes during quarter (a) Increases through issues (b) Decreases through returns of capital, buy-backs	8,072,977	8,072,977	1.5c
7.5	+Convertible debt securities (description)
7.6	Changes during quarter (a) Increases through issues (b) Decreases through securities matured, converted
7.7	Options (description and conversion factor)	5,379,077 2,000,000 237,888,500 1,000,000 29,000,000 31,500,000 4,000,000 4,000,000	- - 237,888,500 - - - - -	Exercise price 30c 25c 1.5c 20c 8c 8c 16.4c 15.5c	Expiry date 10.10.2012 11.05.2013 31.12.2012 20.11.2013 31.10.2014 31.12.2014 31.12.2014 31.10.2015
7.8	Issued during quarter	-	-	-	-
7.9	Exercised during quarter	8,072,977		1.5c	31.12.2012
7.10	Expired during quarter	-	-	-	-
7.11	Debentures (totals only)
7.12	Unsecured notes (totals only)

SAMSON OIL & GAS LIMITED

March 2012 Quarterly Report

Compliance statement

1	This statement has been prepared under accounting policies which comply with accounting standards as defined in the Corporations Act or other standards acceptable to ASX (see note 5).

2	This statement does give a true and fair view of the matters disclosed.

Sign here: ............................................................ Date: 30 April 2012

(Company secretary)

Print name: Denis Rakich

Notes

1	The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position. An entity wanting to disclose additional information is encouraged to do so, in a note or notes attached to this report.

2	The “Nature of interest” (items 6.1 and 6.2) includes options in respect of interests in mining tenements acquired, exercised or lapsed during the reporting period. If the entity is involved in a joint venture agreement and there are conditions precedent which will change its percentage interest in a mining tenement, it should disclose the change of percentage interest and conditions precedent in the list required for items 6.1 and 6.2.

3	Issued and quoted securities The issue price and amount paid up is not required in items 7.1 and 7.3 for fully paid securities.

4	The definitions in, and provisions of, AASB 6: Exploration for and Evaluation of Mineral Resources and AASB 107: Statement of Cash Flows apply to this report.

5	Accounting Standards ASX will accept, for example, the use of International Financial Reporting Standards for foreign entities. If the standards used do not address a topic, the Australian standard on that topic (if any) must be complied with.

== == == == ==

Page 12 of 12